UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2008

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street

Suite 200

Tampa, Florida 33607

(Address of principal executive office)

Registrant’s telephone number, including area code (813) 282-7275

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2008 (the “Closing Date”), The PBSJ Corporation, a Florida corporation (the “Company”), closed the transactions contemplated by that certain Stock Purchase Agreement (the “Purchase Agreement”), dated December 12, 2008, among Judy Mitchell, John R. Stewart and Eduardo Vargas (each, a “Seller” and collectively, the “Sellers”), pursuant to which the Company purchased all of the issued and outstanding shares of capital stock of Peter R. Brown Construction, Inc. (“Peter Brown”), a Florida corporation, for an aggregate purchase price of $16.0 million (the “Purchase Price”), subject to adjustment as provided therein (the “Transaction”). The Purchase Price consisted of (i) $12.0 million in cash and (ii) $4.0 million in restricted shares (the “Transaction Shares”) of the Company’s Class A common stock, par value $0.00067 per share (the “Class A Common Stock”), issued pursuant to the Company’s 2008 Employee Restricted Stock Plan (as amended as described below, the “Plan”). The parties agreed that the aggregate number of Transaction Shares to be issued to the Sellers in connection with the Transaction would be based on the price per share of the Company’s Class A Common Stock as determined in accordance with the September 30, 2008 valuation to be prepared by the Company’s independent valuation firms (the “Valuation Price”). However, since the Valuation Price was not yet available on the Closing Date, the Company and the Sellers agreed to delay the issuance and delivery of the Transaction Shares to the Sellers until five days after the determination of the Valuation Price.

The Purchase Agreement contains various restrictions on the Sellers’ ability to transfer the Transaction Shares as well as customary representations, warranties, covenants and indemnification provisions, subject to certain specified limits. Pursuant to the Purchase Agreement, the Company will make available to Peter Brown a bonus pool (“Bonus Pool”) of restricted shares of the Company’s Class A Common Stock valued at $1.0 million (the “Bonus Pool Shares”) to be issued to certain employees of Peter Brown pursuant to the Plan, subject to a 3-year vesting period. The aggregate number of Bonus Pool Shares that will constitute the Bonus Pool will be determined based on the final Valuation Price.

In connection with the closing, the Company entered into an employment agreement with each of the Sellers for a period of three (3) years following the Closing Date and an escrow agreement for a portion of the Purchase Price consisting of $200,000 in cash and Transaction Shares valued at $1,000,000.

The foregoing description of the closing of the Transaction is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 18, 2008 and incorporated by reference as an exhibit to this Current Report on Form 10-K.

Item 3.02	Unregistered Sales of Equity Securities.

Within five days following the determination of the Valuation Price, the Transaction Shares will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. At the time of issuance, the Shares will not be registered under the Act and will be “restricted securities” as such term is defined by Rule 144 under the Securities Act.

The description of the Transaction Shares contained in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 18, 2008.

Item 8.01	Other Events.

In connection with the closing, the Company entered into an employment agreement with each of the Sellers for a period of three (3) years following the Closing Date. Pursuant to the respective employment agreement, Ms. Mitchell agreed to act as the president of Peter Brown, Mr. Stewart agreed to act as a vice president of Peter Brown and Mr. Vargas agreed to act as a vice president of Peter Brown, in each case, on a full-time basis.

Each Seller’s employment agreement provides for an initial base salary of $260,000 per year, reviewable annually during the term of employment. The base salary may be increased, but not decreased, in Peter Brown’s discretion. The base salary will also be increased, starting on January 1, 2010, and each anniversary thereafter until the date of termination of the employment agreement, based on the consumer price index. Under the respective employment agreement, each Seller is also entitled to receive a performance-based bonus on each of December 31, 2009, 2010, and 2011 based on Peter Brown’s performance during each of the immediately preceding fiscal years. The target bonus amount is equal to $666,666 per fiscal year, two-thirds of which is based on Peter Brown’s achieving certain earnings targets, and one-third of which is based on Peter Brown achieving certain targeted backlog amounts. Each Seller’s actual performance-based bonus, however, could be higher based on Peter Brown achieving certain earnings and backlog targets, and there is no cap on the amount of performance-based bonus payable to each Seller. Each Seller will also be entitled to Peter Brown’s standard benefits package, as well as payment of certain additional insurance premiums, reimbursement of certain expenses, and payment of limited membership and association fees.

Upon a change of control (as defined in each Seller’s employment agreement) of Peter Brown, Peter Brown is required to pay to each Seller an amount equal to $666,666 multiplied by the number of years (rounded up in the case of a partial year) remaining in the initial term of the employment agreement, provided the employment agreement is terminated in connection with the change of control.

Peter Brown is entitled to terminate each Seller’s employment upon his or her death, disability, and for cause (as defined in the employment agreement). Peter Brown may also terminate each Seller’s employment without cause upon 30 days’ written notice. If a Seller is terminated due to death, disability, or for cause, he or she is entitled to payment of his or her base salary through the date of termination, for certain benefits through the date of termination, and for reimbursement of accrued and unpaid expenses. If a Seller is terminated without cause or he or she terminates his or her employment for “good reason” (as defined in the employment agreement), he or she is entitled to certain severance payments and benefits, including (a) continued payment of his or her base salary from the date of termination through December 31, 2011, and (b) continuation of certain insurance benefits. Further, if a Seller terminates his or her employment for good reason or in certain other circumstances, Peter Brown is required to pay him or her an amount equal to $666,666 on the last calendar day of each year following the date of termination, through December 31, 2011. In certain circumstances, notwithstanding his or her termination, Peter Brown may also be required to continue to pay to each Seller certain performance-related bonuses to which he or she would have otherwise been entitled, until December 31, 2011. Each employment agreement terminates on December 31, 2011, unless earlier terminated in accordance with its terms. The Company has provided a guaranty of the full payment of the performance-based bonus payable by Peter Brown under the employment agreement, Peter Brown’s indemnification obligations, and payments owing by Peter Brown upon termination of the employment agreement.

Each employment agreement provides that for a period of two years following the later of (a) termination of the term of such employment agreement, (b) the date on which the last compensation payment is made, and (c) the last date on which such Seller is employed by Peter Brown, with certain exceptions, the employment agreement restricts such Seller from engaging in certain activities competitive to Peter Brown and its affiliates, including the Company, and from soliciting certain of Peter Brown’s and its affiliates’ employees, consultants, independent contractors, and customers, to terminate their relationship with Peter Brown or any of its affiliates.

The foregoing description of the employment agreements is not complete and is qualified in its entirety by reference to the full text of such employment agreements, a form of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated December 15, 2008, among The PBSJ Corporation, as buyer, and Judy Mitchell, John R. Stewart and Eduardo Vargas, as Sellers (incorporated by reference to Exhibit 10.1 filed as part of the Company’s Current Report on Form 8-K, filed on December 18, 2008).

10.2	Form of Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PBSJ CORPORATION

Date: January 7, 2009	By:	/s/ Donald J. Vrana
	Name:	Donald J. Vrana
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated December 15, 2008, among The PBSJ Corporation, as buyer, and Judy Mitchell, John R. Stewart and Eduardo Vargas, as Sellers (incorporated by reference to Exhibit 10.1 filed as part of the Company’s Current Report on Form 8-K, filed on December 18, 2008).

10.2	Form of Employment Agreement.